Exhibit 99.1

Unaudited Pro Forma Combined Financial Statements of

the Combined Company and Related Notes

Introduction

The following unaudited pro forma combined financial statements for the three months ended March 27, 2021, and fiscal year ended December 26, 2020 are based on the historical financial statements of Franchise Group, Inc. (“Franchise Group” or the “Company”), Pet Supplies Plus, LLC and Subsidiaries (“Pet Supplies Plus” or “PSP”) and American Freight Group, Inc. (“American Freight”), after giving effect to i) the transaction consummated pursuant to the Amended and Restated Equity Purchase Agreement (as amended, the “Purchase Agreement”), dated March 3, 2021, by and among the Company, solely for purposes of agreeing to the covenants set forth in Section 10.19 of the Equity Purchase Agreement, Franchise Group Newco PSP, LLC, Delaware limited liability company and a subsidiary of the Company (the “Purchaser”), PSP Holdings, LLC, a Delaware limited liability company, Sentinel Capital Partners VI-A, L.P., a Delaware limited partnership, Sentinel PSP Blocker, Inc., a Delaware corporation, PSP Midco, LLC, a Delaware limited liability company (“PSP Midco”), PSP Intermediate, LLC, a Delaware limited liability company, Sentinel Capital Partners, L.L.C., a Delaware limited liability company, solely for purposes of agreeing to the covenants set forth in Section 6.8 and Section 6.9 of the Equity Purchase Agreement, and PSP Midco Holdings, LLC, a Delaware limited liability company (collectively, the “Sellers”), pursuant to which the Purchaser acquired all of the outstanding equity interests of PSP Midco (the “PSP acquisition”) and ii) the transaction consummated pursuant to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among Franchise Group Newco Intermediate AF, LLC (“Parent”), American Freight, Franchise Group Merger Sub AF, Inc., a Delaware limited liability company and a subsidiary of Parent (“Merger Sub”), and The Jordan Company, L.P., a Delaware limited partnership, solely in its capacity as representative for the Fully-Diluted Stockholders (as defined in the Merger Agreement), pursuant to which, among other things, Merger Sub merged with and into American Freight, with American Freight surviving as a wholly owned subsidiary of Parent (the “American Freight merger”).

The unaudited pro forma combined financial statements give effect to the PSP acquisition and American Freight merger as well as the related debt financings (collectively, the “Transactions”), including the pro forma adjustments intended to illustrate the estimated effects of the Transactions (collectively, “Adjustments” or “Transaction Accounting Adjustments”).

The unaudited pro forma combined balance sheet as of March 27, 2021 is not presented herein as the Company’s historical consolidated balance sheet as of March 27, 2021 already reflects the effects of the Transactions. The Company has presented a balance sheet as of March 27, 2021 in its Quarterly Report on Form 10-Q filed with the SEC on May 6, 2021.

The unaudited pro forma combined statement of operations for the three months ended March 27, 2021 and for the fiscal year ended December 26, 2020 combine the historical consolidated statement of operations for the three months ended March 27, 2021 and for the fiscal year ended December 26, 2020 of Franchise Group (that includes certain post-acquisition financial information of American Freight), the pre-acquisition historical consolidated statement of operations of American Freight for the period December 30, 2019 to February 14, 2020 derived from American Freight’s books and records, the historical consolidated statement of operations for the fiscal year ended January 2, 2021 of PSP giving effect to the Transactions as if they had occurred on December 29, 2019, and the historical consolidated statement of operations of PSP for the period of January 3, 2021 to March 9, 2021 derived from PSP’s books and records.

The unaudited pro forma combined financial information is based on various adjustments and assumptions and is not necessarily indicative of what Franchise Group’s consolidated statement of operations actually would have been had the Transactions been completed as of the dates indicated or will be for any future periods. The unaudited pro forma financial statements do not purport to project the future financial position or operating results of Franchise Group following the completion of the Transactions. The unaudited pro forma financial information does not include adjustments to reflect any potential synergies or cost savings that may be achievable in connection with the Transactions.

The unaudited pro forma combined financial statements should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma combined financial statements;
•	Franchise Group’s audited historical consolidated financial statements and related notes for the year ended December 26, 2020, which were revised to reflect the presentation of Liberty Tax as discontinued operations as included in the Form 8-K filed with the SEC on June 25, 2021;
•	Franchise Group’s unaudited historical consolidated financial statements and related notes for the three months ended March 27, 2021, included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2021; and
•	PSP’s audited historical consolidated financial statements and related notes for the fiscal years ended January 2, 2021 and December 28, 2019, included in the Company’s Form 8-K/A filed with the SEC on April 6, 2021.

Description of the Transactions

American Freight merger and the refinancing of Buddy’s and Sears Outlet’s term loan

On February 14, 2020, pursuant to the terms of the Merger Agreement, Franchise Group completed the acquisition of American Freight for $357.3 million in cash. The acquisition costs related to the American Freight acquisition were financed through a term loan and credit facility that were refinanced in connection with the PSP financing further discussed below.

Pet Supplies Plus acquisition and the refinancing of New Holdco’s term loan and credit facility

On March 10, 2021, pursuant to the terms of the Purchase Agreement, Franchise Group completed the PSP acquisition in an all-cash transaction valued at approximately $452.4 million from affiliates of Sentinel Capital Partners. In connection with the PSP acquisition, the Company entered into commitments with its lenders for $1.3 billion in new term loan credit facilities to refinance its existing term loan and credit facility and to provide financing for the PSP acquisition:

•	Term loan financing: On March 10, 2021, Franchise Group and various of its subsidiaries entered into a First Lien Credit Agreement with various lenders for an amount of $1 billion senior secured term loan (“First Lien Term Loan”). On the same date, the Company and various of its subsidiaries also entered into a Second Lien Credit Agreement with various lenders for a $300 million senior secured term loan (“Second Lien Term Loan”, and together with the First Lien Term Loan, the “Term Loans”). The First Lien Term Loan will mature on March 10, 2026 and the Second Lien Term Loan will mature on September 10, 2026, unless the maturities are accelerated subject to the terms set forth in the Credit Agreements. The Term Loans will bear interest at a rate per annum based on LIBOR for an interest period of one, two, three or six months plus an interest margin of 4.75% with a 0.75% LIBOR floor for the First Lien Term Loan and an interest margin of 7.50% with a 1.00% LIBOR floor for the Second Lien Term Loan.
•	ABL credit facility financing: On March 10, 2021, Franchise Group and various of its subsidiaries entered into a Third Amended and Restated Loan and Security Agreement with various lenders which provided Franchise Group with an aggregate commitment of a $150 million credit facility. The ABL credit facility will mature on March 10, 2026, unless the maturity is accelerated subject to terms set forth in the ABL Agreement. As of the closing date of the PSP acquisition, Franchise Group had not drawn down any amount from this credit facility.

Other transaction

On December 27, 2020, the Company completed the acquisition of Furniture Factory Ultimate Holding, L.P. (“FFO”), a regional retailer of furniture and mattresses, for an all cash purchase price of $13.8 million (the "FFO Acquisition"). In connection with the FFO Acquisition, the Company acquired 31 operating locations which the Company intends to rebrand to its existing American Freight reportable segment. The pro forma financial statements do not reflect the FFO Acquisition as it was not deemed significant pursuant to Rule 3-05 of Regulation S-X.

Unaudited Pro Forma Combined Statement of Operations
for the three months ended March 27, 2021

	Franchise Group	Adjusted Pet Supplies Plus (Note 2b)
(In thousands, except per share data)	Three Months Ended March 27, 2021	For the period January 3, 2021 to March 9, 2021	Transaction Accounting Adjustments (Note 3 and 4)		Pro Forma Combined Three Months Ended March 27, 2021
Revenues:

Product	$583,816	$180,625	$—		$764,441
Service and other	28,576	$12,965	—		41,541
Rental	8,953	—	—		8,953
Total revenues	$621,345	$193,590	$—		$814,935
Operating Expenses:
Cost of revenue:
Product	339,414	124,222	—		463,636
Service and other	405	—	—		405
Rental	3,005	—	—		3,005
Total cost of revenue	$342,824	$124,222	$—		$467,046
Selling, general, and administrative expenses	225,545	70,257	(753)	(3a, 3b)	295,049
Total operating expenses	568,369	194,479	(753)		762,095
Income (loss) from operations	$52,976	$(889)	$753		$52,840
Other income (expense):
Interest expense, net	(47,435)	(3,364)	(1,224)	(4a, 4b)	(52,023)
Other	(36,726)	1	—	(4b)	(36,725)
Income (loss) before income taxes	(31,185)	(4,252)	(471)		(35,908)
Income tax expense (benefit)	(2,851)	23	(1,218)	(4c)	(4,046)
Income (loss) from continuing operations	$(28,334)	$(4,275)	$747		$(31,862)

Net income (loss) per share of common stock from continuing operations:
Basic	$(0.76)				$(0.85)
Diluted (a)	$(0.76)				$(0.85)

Weighted-average shares outstanding:
Basic	40,110,084				40,110,084
Diluted (a)	40,110,084				40,110,084

(a)	Due to the pro forma combined net loss for the three months ended March 27, 2021, dilutive common share equivalents were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive.

Unaudited Pro Forma Combined Statement of Operations
for the year ended December 26, 2020

	Adjusted Franchise Group (Note 2a)	Adjusted Pet Supplies Plus (Note 2b)
(In thousands, except per share data)	Year Ended December 26, 2020	Year Ended January 2, 2021	Transaction Accounting Adjustments (Note 3 and 4)		Pro Forma Combined Year Ended December 26, 2020
Revenues:

Product	$1,948,321	$822,457	$—		$2,770,778
Service and other	65,798	23,503	—		89,301
Rental	64,267	—	—		64,267
Total revenues	$2,078,386	$845,960	$—		$2,924,346
Operating Expenses:
Cost of revenue:
Product	1,163,596	524,292	5,496	(3c)	1,693,384
Service and other	2,149	—	—		2,149
Rental	21,905	—	—		21,905
Total cost of revenue	$1,187,650	$524,292	$5,496		$1,717,438
Selling, general, and administrative expenses	848,159	339,312	(2,963)	(3a)	1,184,508
Total operating expenses	2,035,809	863,604	2,533		2,901,946
Income (loss) from operations	$42,577	$(17,644)	$(2,533)		$22,400
Other income (expense):
Interest expense, net	(96,774)	(20,229)	24,471	(4a)	(92,532)
Other	(5,294)	(351)	—		(5,645)
Income (loss) before income taxes	(59,491)	(38,224)	21,938		(75,777)
Income tax expense (benefit)	(62,964)	219	(4,199)	(4c)	(66,944)
Income (loss) from continuing operations	$3,473	$(38,443)	$26,137		$(8,833)

Net income (loss) per share of common stock from continuing operations:
Basic	$0.08				$(0.28)
Diluted (a)	$0.08				$(0.28)

Weighted-average shares outstanding:
Basic	34,531,362				34,531,362
Diluted (a)	34,971,935				34,531,362

(a)	Due to the pro forma combined net loss for the year ended December 26, 2020, dilutive common share equivalents were excluded from diluted weighted average common shares outstanding as they would have been anti-dilutive.

Notes to the Unaudited Pro Forma Combined Financial Statements

(dollars in thousands, except share and per share data)

Note 1: Basis of Presentation

The accompanying pro forma financial statements were prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” The pro forma statement of operations of the combined company are based on the historical financial statements of Franchise Group, American Freight, and PSP (the “Combined Company”), after giving effect to the Transactions as described above. The historical financial statements of Franchise Group, American Freight, and PSP have been adjusted in the accompanying pro forma financial statements to reflect Transaction Accounting Adjustments that depict the estimated accounting effects of the Transactions in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

The Transactions are accounted for using the acquisition method of accounting with Franchise Group considered the accounting and legal acquirer of PSP and American Freight. The unaudited pro forma financial statements reflect the preliminary assessment of fair values and useful lives assigned to the assets acquired and liabilities assumed. Fair value estimates were determined based on preliminary valuation analysis. The detailed valuation studies necessary to arrive at the required estimates of the fair values for the PSP assets acquired and liabilities assumed have not been completed. Since this pro forma financial information has been prepared based on preliminary estimates of consideration and fair values attributable to the PSP acquisition and American Freight merger, the actual amounts eventually recorded for the purchase accounting, including the identifiable intangibles and goodwill, may differ materially from the information presented.

The unaudited pro forma combined balance sheet as of March 27, 2021 is not presented herein as the Company’s historical consolidated balance sheet as of March 27, 2021 already reflects the effects of the Transactions. The Company has presented a balance sheet as of March 27, 2021 in its Quarterly Report on Form 10-Q filed with the SEC on May 6, 2021.

The unaudited pro forma combined statements of operations are only presented through income (loss) from continuing operations in accordance with Article 11 of Regulation S-X. Accordingly, the historical results of Franchise Group exclude the activity of Liberty Tax which is presented within discontinued operations for the three months ended March 27, 2021, and fiscal year ended December 26, 2020.

Note 2: Adjustments to American Freight’s and PSP’s Historical Financial Statements

(2a) Adjustments to Franchise Group’s historical financial statements:

Franchise Group’s adjusted combined statement of operations for the year ended December 26, 2020 was prepared by combining the historical consolidated statement of operations for the year ended December 26, 2020 of Franchise Group (as revised to reflect the presentation of Liberty Tax as discontinued operations and included within the Form 8-K filed on June 25, 2021), the pre-acquisition operations of American Freight for the period December 30, 2019 to February 14, 2020, and the Transaction Accounting Adjustments related to the American Freight merger for the period December 31, 2019 to February 14, 2020. No corresponding adjustments to the unaudited pro forma income statement for the period February 15, 2020 to December 26, 2020 are recorded as they have been reflected in Franchise Group’s audited statement of operations for the year ended December 26, 2020.

Unaudited Pro Forma Combined Statement of Operations
for the year ended December 26, 2020

		Historical Franchise Group	Historical American Freight	Transaction Accounting Adjustments		Adjusted Franchise Group

Dollars in thousands, except per share amounts		Year Ended December 26, 2020	For the period December 30, 2019 to February 14, 2020	American Freight Transaction		Year Ended December 26, 2020
Revenue:
Product		$1,899,662	$48,659			$1,948,321
Service and other		65,798				65,798
Rental		64,267				64,267
Total revenues		$2,029,727	$48,659	$—		$2,078,386
Operating expenses:
Cost of revenue:
Product		1,136,054	27,542			1,163,596
Service and other		2,149				2,149
Rental		21,905				21,905
Total cost of revenue		1,160,108	27,542	—		1,187,650
Selling, general, and administrative expenses		817,108	30,729	322	(2a1)	848,159
Total operating expenses		$1,977,216	$58,271	$322		$2,035,809
Income (Loss) from operations		$52,511	$(9,612)	$(322)		$42,577
Other income (expense):
Interest expense, net		(96,774)	(624)	624	(2a2)	(96,774)
Other		(5,294)				(5,294)
(Loss) from continuing operations before income taxes		$(49,557)	$(10,236)	$302		$(59,491)
Income tax (benefit) expense		(60,501)	(2,541)	78	(2a3)	(62,964)
Income (loss) from continuing operations		$10,944	$(7,695)	$224		$3,473
Less: Net loss attributable to non-controlling interest		9,701	—	(9,701)	(2a4)	-
Net income (loss) attributable to Franchise Group, Inc.		$20,645	$(7,695)	$(9,477)		$3,473

Net income (loss) per share of common stock from continuing operations:
Basic	#	$0.57				$0.08
Diluted (a)	#	$0.57				$0.08

Weighted-average shares outstanding:
Basic	#	34,531,362				34,531,362
Diluted (a)	#	34,971,935				34,971,935

(2a1) Represents $0.3 million adjustment to selling, general, and administrative expenses related to American Freight’s fair value adjustments to leases and property, equipment and software for the period December 30, 2019 to February 14, 2020. No corresponding adjustment was made to the unaudited pro forma balance sheet as the historical audited balance sheet of Franchise Group as of December 26, 2020 already reflects the American Freight merger.

(2a2) Represents the elimination of the American Freight’s historical term loan interest incurred from December 30, 2019 to February 14, 2020 prior to the American Freight merger.

(2a3) Represents the adjustment to income tax expense. The income tax expense is calculated based on the pre-tax adjustment of American Freight’s Transaction Accounting Adjustment and the estimated U.S. statutory tax rates of the of 25.8% for the year ended December 26, 2020. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the merger and tax planning.

(2a4) Represents the adjustment to reclassify the income (loss) attributable to non-controlling interests to income (loss) attributable to common stockholders given the full exchange of New Holdco common units held by Buddy’s equity members into Franchise Group common shares.

(2b) Reclassification of PSP’s historical financial statements:

Certain reclassifications have been made to the historical presentation of the statement of operations of PSP to conform to the financial statement presentation of Franchise Group. The following summarizes the reclassification adjustments in the unaudited pro forma combined statements of operations for the period January 3, 2021 to March 9, 2021 and the year ended December 26, 2020. No corresponding adjustments to the unaudited pro forma income statement for the period March 10, 2021 to March 27, 2021 are recorded as they have been reflected in Franchise Group’s unaudited statement of operations for the three months ended March 27, 2021.

Pet Supplies Plus Statement of Operations
For the period January 3, 2021 to March 9, 2021
(in thousands)	Before Adjustment	Reclassification	After Adjustment
Revenue
Retail sales	$113,356	$(113,356)	$—
Wholesale sales	67,269	(67,269)	—
Product	—	180,625	180,625
Royalties	3,104	(3,104)	—
Franchise fees	82	(82)	—
Service fees, advertising, and other revenue	9,779	(9,779)	—
Service and other	—	12,965	12,965
Cost of revenue
Cost of goods sold	124,222	(124,222)	—
Product	—	124,222	124,222
Gross profit	69,368	—	69,368
Store, selling, general, and administrative expenses	58,580	(58,580)	—
Depreciation and amortization	6,398	(6,398)	—
Impairment expense	—	—	—
Loss on sale of retail stores	12	(12)	—
Loss on closure of retail stores	269	(269)	—
Loss of sale or disposal of assets	2	(2)	—
Selling, general, and administrative expenses	—	70,257	70,257
Operating income	$4,107	$(4,996)	$(889)
Interest expense, net	(3,364)		(3,364)
Transaction related costs and charges	(4,996)	4,996	—
Other	1		1
Total other expense	$(8,359)	$4,996	$(3,363)
Provision for state and local income taxes	23	(23)	—
Income tax expense (benefit)	—	23	23
Net (loss) income	$(4,275)	$—	$(4,275)

Pet Supplies Plus Statement of Operations
For the Year Ended January 2, 2021
(in thousands)	Before Adjustment	Reclassification	After Adjustment
Revenue
Retail sales	$579,216	$(579,216)	$—
Wholesale sales	243,241	(243,241)	—
Product	—	822,457	822,457
Royalties	14,894	(14,894)	—
Franchise fees	528	(528)	—
Service fees, advertising, and other revenue	8,081	(8,081)	—
Service and other	—	23,503	23,503
Cost of revenue
Cost of goods sold	524,292	(524,292)	—
Product		524,292	524,292
Gross profit	321,668	—	321,668
Store, selling, general, and administrative expenses	272,359	(272,359)	—
Depreciation and amortization	37,907	(37,907)	—
Impairment expense	994	(994)	—
Loss on sale of retail stores	182	(182)	—
Loss on closure of retail stores	370	(370)	—
Loss of sale or disposal of assets	2,045	(2,045)	—
Selling, general, and administrative expenses	—	339,312	339,312
Operating income	$7,811	$(25,455)	$(17,644)
Interest expense, net	(20,229)		(20,229)
Transaction related costs and charges	(25,455)	25,455	—
Other	(351)		(351)
Total other expense	$(46,035)	$25,455	$(20,580)
Provision for state and local income taxes	219	(219)	—
Income tax expense (benefit)	—	219	219
Net (loss) income	$(38,443)	$—	$(38,443)

Note 3: Preliminary Fair Value Estimate of Assets Acquired and Liabilities Assumed

The historical unaudited balance sheet of Franchise Group as of March 27, 2021 already reflects the American Freight merger and PSP acquisition. The unaudited pro forma statements of operations for the three months ended March 27, 2021 and for the year ended December 26, 2020 give effect to the American Freight merger and PSP acquisition as if they occurred on December 29, 2019. The pro forma adjustments to the income statement related to the American Freight merger are reflected in Note 2a above and the pro forma adjustments to the income statements related to the PSP acquisition are reflected in the note herein.

(3a) Represents the ($0.8) million and ($3.0) million adjustment to selling, general, and administrative expenses for the three months ended March 27, 2021 and for the year ended January 2, 2021 in connection with the intangible assets and above/(below) market leases fair value step-up of PSP:

	Pet Supplies Plus
				Amortization Expense
	Fair Value	Estimated Useful Life	Amortization Method	For the period January 3, 2021 to March 9, 2021	For the year ended January 2, 2021
Trade names and trademarks	104,400	Indefinite	N/A	—	-
Franchise agreements	67,100	15.0	Straight-line	809	4,473
Customer relationships	34,300	12.0	Straight-line	517	2,858
Above/ (below) market leases	12,405	3.9	Straight-line	578	3,197
Total acquired intangible assets	205,800			1,904	10,528
Less: historical intangible assets				(2,657)	(13,491)
Pro forma adjustment				$(753)	$(2,963)

(3b) Given transaction costs incurred in connection with the Transactions for a total amount of $5.0 million are included in the historical statement of operations of the Company for the three months ended March 27, 2021, no further adjustment to selling, general, and administrative expenses is required.

(3c) Represents the $5.5 million adjustment to cost of revenue in connection with the preliminary fair value adjustments to increase PSP’s inventory estimated to turn in approximately 2 months. The remaining amortization of the inventory step-up of $2.3 million is already included in the historical statement of operations of the Company for the three months ended March 27, 2021.

Note 4: Calculation of Transaction Financing

In connection with the PSP acquisition, Franchise Group entered into commitments with its lenders for $1.3 billion in new term loans and $150 million in credit facilities to refinance its existing term loan and credit facility as described above, and to provide financing for the PSP acquisition. The issuance of debt to finance the PSP acquisition and repay the existing New Holdco term loan and credit facility, and the Vitamin Shoppe credit facility is reflected in the unaudited historical balance sheet as of March 27, 2021. Franchise Group entered into new term loan agreements with various lenders for an amount of $1.3 billion which consists of a $1 billion First Lien Term Loan and a $300 million Second Lien Term Loan. Franchise Group also entered an ABL credit facility which provides for an aggregate of $150 million commitment. None was drawn down on the ABL credit facility as of the closing date of the PSP acquisition of March 10, 2021. The pro forma adjustments, as illustrated below, reflect the change in interest expense resulting from the issuance of debt and repayment of existing loans and credit facilities.

(4a) A summary of the total pro forma adjustments to interest expense for the period of January 3, 2021 to March 9, 2021 includes the following:

Pro forma adjustment to interest expense
(in thousands)	New Holdco	Vitamin Shoppe	PSP	Total
Estimated interest expense on new financing (1)			19,714	19,714
Elimination of historical interest expenses (2)	(15,561)	(1,728)	(4,375)	(21,664)
Amortization of deferred debt issuance costs (3)			3,174	3,174
Total pro forma adjustment to interest expense				$1,224

A summary of the total pro forma adjustments to interest expense for the year ended December 26, 2020 includes the following:

Pro forma adjustment to interest expense
(in thousands)	New Holdco	Vitamin Shoppe	PSP	Total
Estimated interest expense on new financing (1)			80,292	80,292
Elimination of historical interest expenses (2)	(84,979)	(11,899)	(20,229)	(117,107)
Amortization of deferred debt issuance costs (3)			12,344	12,344
Total pro forma adjustment to interest expense				$(24,471)

(1)	Represents the additional interest expense calculated at a 5.50% estimated interest rate in connection with the First Lien Term Loan and an 8.50% estimated interest rate in connection with the Second Lien Term Loan. The estimated interest rates and adjustments are based on current LIBOR rates and estimated interest rate spreads in accordance with the terms of the executed credit agreements.
(2)	Represents the elimination of New Holdco’s, Vitamin Shoppe’s and PSP’s historical interest expense as a result of the extinguishment of its historical term loans and lines of credit pursuant to the acquisition agreements.
(3)	Represents the amortization of the estimated deferred financing costs in connection with the First Lien Term Loan, the Second Lien Term Loan, and the ABL credit facility.

A 0.125% change in the interest assumed above would result in an aggregate increase or decrease to interest expense of $0.4 million and $1.6 million for the three months ended March 27, 2021 and for the year ended December 26, 2020, respectively.

(4b) Given the write-off of the $29.3 million of the unamortized debt issuance cost and the $36.7 million of early debt repayment penalty on the existing indebtedness of New Holdco and Vitamin Shoppe are already included in the historical statement of operations of the Company for the three months ended March 27, 2021, no further adjustment is required.

(4c) Represents adjustments to income tax benefit. The income tax benefit adjustment is calculated by applying the estimated U.S. statutory tax rates of 25.8% for the three months ended March 27, 2021 and for the year ended December 26, 2020 to the historical PSP pre-tax losses of $4.2 million and $38.2 million for the three months ended March 27, 2021 and for the year ended December 26, 2020, respectively, as PSP was historically a pass-through entity and to the $4.7 million and $16.3 million pre-tax pro forma adjustments of PSP, resulting in a net pro forma adjustment of $1.2 million and $4.2 million for the three months ended March 27, 2021 and for the year ended December 26, 2020, respectively. The actual effective tax rate of Franchise Group may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, the realizability of income tax benefits and income tax reserves determined in connection with the acquisition and tax planning.